EXHIBIT 10.6

WORLD OMNI FINANCIAL CORP.,

as Servicer

WORLD OMNI LT,

as Titling Trust

and

AL HOLDING CORP.,

as Collateral Agent

EXCHANGE NOTE SERVICING SUPPLEMENT 20[    ]-[    ] TO

CLOSED-END SERVICING AGREEMENT

Dated as of [                    ], [            ]

i

ii

EXCHANGE NOTE SERVICING SUPPLEMENT 20[    ]-[    ] TO

CLOSED-END SERVICING AGREEMENT

THIS EXCHANGE NOTE SERVICING SUPPLEMENT 20[    ]-[    ] TO CLOSED-END SERVICING AGREEMENT (as amended, modified or supplemented from time to time, the “Exchange Note Servicing Supplement”), dated as of [                    ], [                    ], is among (i) WORLD OMNI FINANCIAL CORP., a Florida corporation (“World Omni”), as servicer (in such capacity, the “Servicer”), (ii) WORLD OMNI LT, a Delaware statutory trust (the “Titling Trust”) and (iii) AL HOLDING CORP., a Delaware corporation, as collateral agent (“ALHC” or the “Closed-End Collateral Agent”).

RECITALS

1. The Titling Trust, the Closed-End Collateral Agent and the Servicer have entered into that certain Fourth Amended and Restated Closed-End Servicing Agreement, to provide that such agreement will constitute the “Closed-End Servicing Agreement” (as defined in the Titling Trust Agreement) with respect to the Closed-End Collateral Specified Interest, which provides, among other things, for the servicing of the Titling Trust Assets by the Servicer.

2. The Titling Trust, as Borrower, the Closed-End Collateral Agent, Bank of America, N.A., as Deal Agent, U.S. Bank National Association, as Closed-End Administrative Agent, and the other Secured Parties named therein entered into a Third Amended and Restated Collateral Agency Agreement, dated as of July 16, 2008 (the “Collateral Agency Agreement”).

3. The Collateral Agency Agreement contemplates that from time to time the Titling Trustee, on behalf of the Titling Trust and at the direction of the Initial Beneficiary, will identify and allocate on the Titling Trust’s books and records certain Titling Trust Assets within separate Reference Pools and create and issue to the Initial Beneficiary a Closed End Exchange Note.

4. Concurrently herewith, World Omni Auto Leasing LLC (the “Depositor”) will purchase the beneficial interest in the 20[    ]-[    ] Reference Pool and the Exchange Note from the Initial Beneficiary and the Issuing Entity will purchase the Exchange Note from the Depositor. The Issuing Entity is expected to fund such purchase from proceeds of the issuance of the Notes and Certificates.

5. Concurrently herewith, World Omni Automobile Lease Securitization Trust 20[    ]-[    ], a Delaware statutory trust (the “Issuing Entity”), is entering into an asset-backed financing transaction pursuant to, among other agreements, an indenture (the “Indenture”) with [            ], as indenture trustee (the “Indenture Trustee”), pursuant to which the Issuing Entity will issue asset-backed notes and will grant a security interest to the Indenture Trustee in certain of its assets.

6. Concurrently herewith, the Titling Trust, the Closed-End Collateral Agent, the Closed-End Administrative Agent, and the other Secured Parties named therein are entering into that certain Exchange Note Supplement 20[    ]-[    ] to the Collateral Agency Agreement (as amended, modified or supplemented from time to time, the “Exchange Note Supplement”) to supplement the terms of the Collateral Agency Agreement (i) to cause the Titling Trustee to identify and allocate Titling Trust Assets to a particular Reference Pool (the “Reference Pool”), which shall consist of Titling Trust Assets which shall constitute Exchange Note Assets, (ii) to create and issue to a Closed-End Exchange Note and (iii) to set forth the terms and conditions thereof.

7. The Titling Trust desires to retain the Servicer to provide certain services with respect to the 20[    ]-[    ] Reference Pool beneficially owned by the Issuing Entity, and the parties hereto desire, pursuant to this Exchange Note Servicing Supplement, to supplement the terms of the Closed-End Servicing Agreement insofar as they apply to the 20[    ]-[    ] Reference Pool, providing for specific servicing obligations that will benefit the Issuing Entity, as holder of the Closed-End Exchange Note, and the Indenture Trustee, as the pledgee of the Closed-End Exchange Note on behalf of the Noteholders.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and in the Closed-End Servicing Agreement, the parties hereto agree to the following supplemental obligations with regard to the Closed-End Exchange Note:

ARTICLE XI

DEFINITIONS

SECTION 11.1 DEFINITIONS. For all purposes of this Exchange Note Servicing Supplement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them (i) by Appendix A to the Indenture, (ii) if not defined therein, by Appendix A to the Collateral Agency Agreement or (iii) if not defined therein, by the Titling Trust Agreement, (b) the capitalized terms defined in this Exchange Note Servicing Supplement have the meanings assigned to them in this Exchange Note Servicing Supplement and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as “herein”, “hereof” and the like shall refer to this Exchange Note Servicing Supplement as a whole and not to any particular article or section within this Exchange Note Servicing Supplement, (d) the term “include” and all variations thereon shall mean “include without limitation”, and (e) the term “or” shall include “and/or”.

ARTICLE XII

REPRESENTATIONS AND WARRANTIES OF THE SERVICER

The Servicer represents and warrants to the Depositor, the Issuing Entity and the Indenture Trustee on behalf of the Noteholders as follows:

SECTION 12.1 EXISTENCE AND POWER. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all power and authority required to carry on its business as it is now conducted. The Servicer has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the business, properties, financial condition or results of operations of the Servicer, taken as a whole.

SECTION 12.2 AUTHORIZATION AND NO CONTRAVENTION. The execution, delivery and performance by the Servicer of each Transaction Document to which it is a party (i) have been duly authorized by all necessary corporate action and (ii) do not violate or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational instruments or (C) any agreement, contract, order or other instrument to which it is a party or its property is subject and (iii) will not result in any Adverse Claim on any Transaction Unit or Collection or give cause for the acceleration of any indebtedness of the Servicer.

SECTION 12.3 NO CONSENT REQUIRED. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document, other than UCC filings and other than approvals and authorizations that have previously been obtained and filings which have previously been made.

SECTION 12.4 BINDING EFFECT. Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

SECTION 12.5 ACCURACY OF INFORMATION. All information heretofore furnished by or on behalf of the Servicer in writing to the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects on and as of the date such information was furnished (except to the extent that such furnished information relates solely to an earlier date, in which case such information is true and accurate in all material respects on and as of such earlier date).

SECTION 12.6 NO PROCEEDINGS. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would render invalid this Agreement or the Transaction Units or the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement or any other Transaction Document.

ARTICLE XIII

SPECIFIC REQUIREMENTS FOR

ADMINISTRATION AND SERVICING OF THE

REFERENCE POOL

SECTION 13.1 APPOINTMENT OF THE SERVICER.

(a) The Servicer shall manage, service and administer the Exchange Note Assets, at its own expense and for the benefit of each holder and pledgee of the Closed-End Exchange Note, and shall make collections on the Transaction Units in accordance with its Credit and

Collection Policy in effect from time to time, using the same degree of skill and attention that the Servicer exercises with respect to all comparable retail automotive leases that it services for itself or others.

(b) The Servicer may delegate its duties and obligations as Servicer in accordance with Section 3.5 of the Closed-End Servicing Agreement.

(c) If the Servicer shall commence a legal proceeding to enforce a Transaction Unit, the Titling Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Transaction Unit to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Transaction Unit on the ground that it is not a real party in interest or a holder entitled to enforce such Transaction Unit, the Collateral Agent shall, at the Servicer’s expense and direction, take steps to enforce such Transaction Unit, including bringing suit in its name.

(d) The Servicer shall account for the Transaction Units allocated to the 20[__]-[__] Reference Pool separately from any Other Reference Pool and the Warehouse Facility Pool.

SECTION 13.2 SERVICER BOUND BY CLOSED-END SERVICING AGREEMENT.

(a) The Servicer shall continue to be bound by all provisions of the Closed-End Servicing Agreement with respect to the Transaction Units allocated to the 20[    ]-[    ] Reference Pool, including the provisions of Article VI thereof relating to the administration and servicing of Leases; and the provisions set forth herein shall operate either as additions to or modifications of the existing obligations of the Servicer under the Closed-End Servicing Agreement, as the context may require. In the event of any conflict between the provisions of this Exchange Note Servicing Supplement and the Closed-End Servicing Agreement with respect to the Closed-End Exchange Note, the provisions of this Exchange Note Servicing Supplement shall prevail; provided, however, that Section 5.1(d) of the Servicing Agreement shall at all times govern.

(b) For purposes of determining the Servicer’s obligations with respect to the servicing of the 20[    ]-[    ] Reference Pool under this Exchange Note Servicing Supplement, general references in the Closed-End Servicing Agreement to: (i) a Reference Pool shall be deemed to refer more specifically to the 20[    ]-[    ] Reference Pool; (ii) an Exchange Note Servicing Supplement shall be deemed to refer more specifically to this Exchange Note Servicing Supplement; and (iii) an Exchange Note Supplement shall be deemed to refer more specifically to the Exchange Note Supplement related to the 20[    ]-[    ] Reference Pool.

SECTION 13.3 APPLICATION OF PROCEEDS.

(a) Prior to the satisfaction and discharge of the Indenture with respect to the Collateral and subject to the provision of Section 5.1(d) of the Closed-End Servicing Agreement, the Servicer shall pay an amount equal to all Closed-End Exchange Note Collections received in respect of the 20[    ]-[    ] Reference Pool during any Closed-End EN Collection Period into the Exchange Note Collection Account on or prior to 11:00 a.m., New York City time, on the following Closed-End Exchange Note Payment Date; provided, however, that if the Monthly

Remittance Condition is not satisfied, the Servicer will be required to deposit an amount equal to all Closed-End Exchange Note Collections into the Exchange Note Collection Account within two Business Days after receipt (including receipt of proper instructions regarding where to allocate such payment), (it being understood that, with respect to Sales Proceeds, the Servicer shall remit the Sales Proceeds in accordance with Section 5.1(d) of the Closed-End Servicing Agreement. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) World Omni is the Servicer, (ii) no Exchange Note Servicer Default has occurred and is continuing, and (iii) World Omni receives notice from the Rating Agencies that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the Class A Notes. Pending deposit into the Exchange Note Collection Account, Closed-End Exchange Note Collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

(b) After the satisfaction and discharge of the Indenture with respect to the Collateral, the Servicer shall pay an amount equal to Closed-End Exchange Note Collections in accordance with the instructions provided from time to time by the holder of the Exchange Note.

(c) Notwithstanding anything to the contrary contained in this Agreement, for so long as the Monthly Remittance Condition has been satisfied, the Servicer shall be permitted to deposit into the Exchange Note Collection Account only the net amount distributable to the Issuing Entity, as holder of the Exchange Note, and to retain any reimbursement for outstanding Advances, and Servicing Fees, on the Closed-End Exchange Note Payment Date. The Servicer shall, however, account for all Closed-End Exchange Note Collections as if all of the deposits and distributions described herein were made individually.

SECTION 13.4 SERVICER CERTIFICATE. On each Determination Date prior to the satisfaction and discharge of the Indenture with respect to the Collateral, the Servicer shall deliver to the Indenture Trustee, the Issuing Entity, the Administrator, the Administrative Agent, the Owner Trustee and the Paying Agent a Servicer Certificate reflecting information as of the close of business of the Servicer for the immediately preceding Closed-End EN Collection Period containing the information described in Section 8.3 of the Indenture. At the sole option of the Servicer, each Servicer Certificate may be delivered in electronic or hard copy format.

SECTION 13.5 SERVICER FEE. Notwithstanding anything to the contrary in Section 3.9(b) of the Closed-End Servicing Agreement, on each Closed-End Exchange Note Payment Date, the Issuing Entity shall pay to the Servicer in accordance with Section 13.2 of the Exchange Note Supplement, the Servicing Fee for the immediately preceding Closed-End EN Collection Period as compensation for its services. In addition, the Servicer may retain any Supplemental Servicing Fees.

SECTION 13.6 INSURANCE LAPSES; REPAIRS. The Servicer shall not be required to monitor whether any Closed-End Obligor has, and shall have no liability in the event that any Closed-End Obligor fails to maintain in full force and effect, a physical damage insurance policy covering any Transaction Unit or naming the Titling Trust as loss payee. Without limiting the foregoing, in no event shall the Servicer be obligated to perform or be liable for any repairs or maintenance with respect to any Transaction Unit.

SECTION 13.7 LICENSING OF TITLING TRUST. The Servicer shall cause the Titling Trust to apply for and maintain at all times all licenses and permits necessary to carry on the Titling Trust’s leasing business in each jurisdiction in which the Titling Trust operates, except where the failure to have any license or permit would not materially and adversely affect the business, properties, financial condition or results of operation of the Titling Trust, taken as a whole.

SECTION 13.8 SERVICER ADVANCES. On each Closed-End Exchange Note Payment Date, the Servicer may deposit into the Exchange Note Collection Account prior to 11:00 a.m., New York City time, an advance of any shortfall in the amounts available to make the payments in clauses (i) through (vi) of Section 8.4(a) of the Indenture (an “Advance”).

SECTION 13.9 PAYMENT OF FEES AND EXPENSES. The Servicer shall pay all expenses incurred in connection with the administration and servicing of the 20[    ]-[    ] Reference Pool and the Transaction Units, including, without limitation, expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Titling Trustee, independent accountants, taxes imposed on the Servicer and any Titling Trustee indemnity claims.

SECTION 13.10 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS’ SERVICING REPORT.

(a) On or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending [                    ], the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer, the Depositor or their respective Affiliates) to furnish to the Indenture Trustee, the Servicer, the Depositor and each Rating Agency each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

(b) If the Issuing Entity is not required to file periodic reports under the Exchange Act or any other law, the reports referred to in this section may be delivered on or before the date that is 120 days after the end of each calendar year, commencing with the calendar year ended [                    ].

(c) Deliveries pursuant to this Section 7.10 may be delivered by electronic mail.

SECTION 13.11 ANNUAL OFFICER’S CERTIFICATE.

(a) The Servicer will deliver to the Rating Agencies, the Issuing Entity and the Indenture Trustee on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending [                    ], an Officers’ Certificate providing such information as is required under Item 1123 of Regulation AB.

(b) The Servicer will deliver to the Issuing Entity and the Indenture Trustee, on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending [                    ], a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

SECTION 13.12 TERM EXTENSION. Consistent with its Credit and Collection Policy, the Servicer may, in its discretion, grant a Term Extension with respect to any Lease in the 20[    ]-[    ] Reference Pool. If the Servicer grants a Term Extension with respect to a Lease in the 20[    ]-[    ] Reference Pool of a total of more than five times or more than five months in the aggregate, or to a date later than the last day of the thirteenth month before the legal final maturity date of the Notes, then the Servicer shall direct the Titling Trustee to reallocate the Transaction Unit related to such Lease from the 20[    ]-[    ] Reference Pool to the Warehouse Facility Pool on the Closed-End Exchange Note Payment Date following the beginning of the Closed-End EN Collection Period during which such Term Extension was granted. In consideration for such reallocation, the Servicer shall make a payment to the Issuing Entity equal to the Securitization Value of such Transaction Unit as of the end of the Closed-End EN Collection Period preceding such Closed-End Exchange Note Payment Date by depositing such amount into the Exchange Note Collection Account prior to [11:00 a.m.], [New York City] time, on such Closed-End Exchange Note Payment Date.

SECTION 13.13 INSURANCE POLICIES; ADDITIONAL INSUREDS. The Servicer shall cause all policies of insurance required to be maintained pursuant to Section 3.7 of the Closed-End Servicing Agreement to name the Depositor, the Issuing Entity, the Owner Trustee and the Indenture Trustee as additional insureds.

SECTION 13.14 SECURITY DEPOSITS. In accordance with Section 5.1(d) of the Closed-End Servicing Agreement, on the Closed-End Exchange Note Payment Date related to the Closed-End EN Collection Period in which a Security Deposit becomes a Closed-End Exchange Note Collection with respect to the 20[    ]-[    ] Reference Pool, the Servicer shall deposit such amounts (including, as applicable, any Required Deposit Amount) in the Exchange Note Collection Account.

ARTICLE XIV

TERMINATION OF THE SERVICER

SECTION 14.1 TERMINATION OF THE SERVICER AS TO REFERENCE POOL.

(a) As used herein “Exchange Note Servicer Default” means the occurrence and continuance of the events set forth in Section 8.3(a) of the Closed-End Servicing Agreement plus the following:[    ]. Upon the occurrence and continuation of any Exchange Note Servicer Default, the Servicer shall provide to the Indenture Trustee, the Issuing Entity, the Administrator and each Rating Agency prompt notice specifying such Exchange Note Servicer Default, together with a description of its efforts to perform its obligations. The Servicer may not resign except in accordance with Section 8.4 of the Closed-End Servicing Agreement.

(b) If an Exchange Note Servicer Default shall have occurred and be continuing, the Titling Trustee on behalf of the holder of the Exchange Note, shall, at the direction of the Required Related Holders, by notice given to the Servicer, the Issuing Entity, the Indenture Trustee, the Administrator and each Rating Agency, terminate the rights and obligations of the Servicer under this Exchange Note Servicing Supplement and the Closed-End Servicing Agreement with respect to the Exchange Note and the Included Units. In the event the Servicer is removed or resigns as Servicer with respect to servicing the Exchange Note Assets, the Required Related Holders shall appoint a successor Servicer. With respect to any Exchange Note Servicer Default, the Administrative Agent, acting on the direction of the Required Related Holders may waive any default of the Servicer. For purposes of this Section, so long as the Lien of the Indenture is in place, the “Required Related Holders” shall be deemed to be the Indenture Trustee, acting at the direction of the Holders of not less than 66 2/3% of the Outstanding Notes and thereafter, the Issuing Entity, acting at the direction of the Majority Certificateholders.

(c) If replaced, the Servicer agrees that it will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Transaction Units to a successor Servicer.

(d) Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 8.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under the Closed-End Servicing Agreement with respect to the 20[    ]-[    ] Reference Pool, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer as set forth in Section 8.1(e). No Servicer shall resign or be relieved of its duties under the Closed-End Servicing Agreement, as Servicer of the 20[    ]-[    ] Reference Pool, until a newly appointed Servicer for the 20[    ]-[    ] Reference Pool shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Exchange Note Servicing Supplement. In the event of a replacement of World Omni as Servicer, the Required Related Holders shall cause the successor Servicer to agree to indemnify World Omni against any losses, liabilities, damages or expenses (including attorneys’ fees) as a result of the negligence or willful misconduct of such successor Servicer. The predecessor Servicer shall be entitled to receive reimbursement for any outstanding Advances made with respect to the Transaction Units to the extent funds are available therefor in accordance with the Indenture.

(e) No termination or resignation of the Servicer as to the 20[    ]-[    ] Reference Pool shall affect the obligations of the Servicer pursuant to Section 3.3(c) of the Closed-End Servicing Agreement; provided that following the replacement of the Servicer pursuant to this Section 8.1, such Servicer shall have no duties, responsibilities or other obligations hereunder with respect to matters arising after such replacement.

SECTION 14.2 NO EFFECT ON OTHER PARTIES. Upon any termination of the rights and powers of the Servicer with respect to the 20[    ]-[    ] Reference Pool pursuant to Section 8.1 hereof, or upon any appointment of a successor Servicer with respect to the 20[    ]-[    ] Reference Pool, all the rights, powers, duties and obligations of the Titling Trustees, the Initial Beneficiary and World Omni under the Titling Trust Agreement, the Closed-End Servicing Agreement, the Exchange Note Supplement, any other Supplement, any other Exchange Note Servicing Supplement or any other Basic Document shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided herein or therein.

ARTICLE XV

SECTION 15.1 OPTIONAL PURCHASE OF THE CLOSED-END EXCHANGE NOTE.

(a) On the Closed-End Exchange Note Payment Date immediately following (and on each Closed-End Exchange Note Payment Date thereafter) the last day of any Closed-End EN Collection Period as of which the aggregate Securitization Value is 10% or less of the aggregate Initial Securitization Value, the Servicer shall have the option to purchase the Closed-End Exchange Note and direct the Issuing Entity to redeem the Notes pursuant to Section 10.1 of the Indenture. To exercise such option, the Servicer shall deposit pursuant to Section 13.3 hereof in the Exchange Note Collection Account an amount, as calculated by the Servicer, equal to the Exchange Note Balance and all accrued interest thereon up to but not including the Redemption Date (the “Exchange Note Purchase Price”), and shall succeed to all interests in and to the Issuing Entity. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Exchange Note Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the Outstanding Amount of the Notes, all accrued but unpaid interest (including any overdue interest and premium) thereon [and all amounts owing to the Swap Counterparty under the Interest Rate Swaps].

(b) As described in Section 9.01(c) of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

ARTICLE XVI

MISCELLANEOUS

SECTION 16.1 AMENDMENT.

(a) Notwithstanding any provision of the Closed-End Servicing Agreement, the Closed-End Servicing Agreement, as supplemented by this Exchange Note Servicing Supplement, to the extent that it deals solely with the 20[    ]-[    ] Reference Pool, may be amended in accordance with this Section 10.1.

(b) Any term or provision of the Closed-End Servicing Agreement or this Exchange Note Servicing Supplement may be amended by the Servicer, without the consent of any other Person; provided that (i) any amendment that materially and adversely affects the interests of the Exchange Noteholder shall require the consent of the Exchange Noteholder, and (ii) any amendment that materially and adversely affects the interests of the Titling Trustees shall require the prior written consent of the Persons whose interests are materially and adversely affected. An amendment shall be deemed not to materially and adversely affect the interests of the Exchange Noteholder if the Rating Agency Condition is satisfied with respect to such amendment.

(c) Notwithstanding the foregoing, no amendment shall reduce the interest rate or principal amount of any Exchange Note, [or delay the final scheduled payment date of any Exchange Note] without the consent of the holder of such Exchange Note.

(d) Notwithstanding anything herein to the contrary, any term or provision of this Exchange Note Servicing Supplement may be amended by the Servicer without the consent of any of the Exchange Noteholder or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

(e) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(f) Prior to the execution of any amendment to this Exchange Note Servicing Supplement, the Servicer shall provide each Rating Agency with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Exchange Note Servicing Supplement, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Titling Trustees, the Administrative Agent and the Collateral Agent.

(g) Prior to the execution of any amendment to this Exchange Note Servicing Supplement, the Titling Trustees and the Administrative Agent shall be entitled to receive upon request and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Closed-End Servicing Agreement or this Exchange Note Servicing Supplement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

SECTION 16.2 GOVERNING LAW. THIS EXCHANGE NOTE SERVICING SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 16.3 NOTICES. The notice provisions of the Closed-End Servicing Agreement shall apply equally to this Exchange Note Servicing Supplement. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, any prepaid courier service, or by telecopier, and addressed in each case as follows: (a) if to the Servicer, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442, Attention: Treasurer; Facsimile: (954) 429-2685; (b) if to the Titling Trustee, [                    ], Attention: [                    ]; Facsimile: [                    ]; (c) if to the Delaware Trustee, [                    ], Attention: [                    ]; Facsimile: [                    ]; (d) if to the Administrative Agent, [                    ], Attention: [                    ]; Facsimile: [                    ] or (e) if to the Collateral Agent, [                    ], Attention: [                    ]; Facsimile:

[                    ]; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. All notices and demands shall be deemed to have been given upon actual receipt thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder.

SECTION 16.4 THIRD-PARTY BENEFICIARIES. The Issuing Entity and the Indenture Trustee, as holder and pledgee, respectively, of the Closed-End Exchange Note, and their respective successors, permitted assigns and pledgees are third-party beneficiaries of the obligations of the parties hereto and may directly enforce the performance of any of such obligations hereunder.

SECTION 16.5 SEVERABILITY. If one or more of the provisions of this Exchange Note Servicing Supplement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Exchange Note Servicing Supplement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Exchange Note Servicing Supplement invalid or unenforceable in any respect.

SECTION 16.6 BINDING EFFECT. The provisions of the Closed-End Servicing Agreement and this Exchange Note Servicing Supplement, insofar as they relate to the 20[    ]-[    ] Reference Pool, shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

SECTION 16.7 ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 16.8 EXECUTION IN COUNTERPARTS. This Exchange Note Servicing Supplement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

SECTION 16.9 FURTHER ASSURANCES. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this Exchange Note Servicing Supplement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

SECTION 16.10 EACH EXCHANGE NOTE SEPARATE; ASSIGNEES OF EXCHANGE NOTE. Each party hereto acknowledges and agrees (and each holder or pledgee of the Exchange Note, by virtue of its acceptance of such Exchange Note or pledge thereof acknowledges and agrees) that (a) the Closed-End Collateral Specified Interest is a separate series of the Titling Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Exchange Note or the

related 20[    ]-[    ] Reference Pool shall be enforceable against such 20[    ]-[    ] Reference Pool only and not against any Other Reference Pool or the Warehouse Facility Pool and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other Exchange Note, any Other Reference Pool, or the Warehouse Facility Pool shall be enforceable against such Other Exchange Note, Other Reference Pools, or the Warehouse Facility Pool only, as applicable, and not against the Exchange Note or any Closed-End Units included in the 20[    ]-[    ] Reference Pool, (c) except to the extent required by law the Closed-End Units included in the Warehouse Facility Pool or Closed-End Units included in any Other Reference Pool with respect to any Other Exchange Note (other than the Exchange Note transferred hereunder which is related to the 20[    ]-[    ] Reference Pool) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Exchange Note in respect of such claim, (d) (i) no creditor or holder of a claim relating to the Exchange Note or the related 20[    ]-[    ] Reference Pool shall be entitled to maintain any action against or recover any assets allocated to any Other Reference Pool, the Warehouse Facility Pool or any Other Exchange Note or the assets allocated thereto (except to the extent of Closed-End Exchange Amounts available to such Persons on a fully subordinated basis), and (ii) no creditor or holder of a claim relating to any Other Reference Pool, the Warehouse Facility Pool or any Other Exchange Note other than the Exchange Note related to the 20[    ]-[    ] Reference Pool shall be entitled to maintain any action against or recover any assets allocated to the 20[    ]-[    ] Reference Pool, and (e) any purchaser, assignee or pledgee of an interest in the 20[    ]-[    ] Reference Pool or, the Exchange Note, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Titling Trust a non-petition covenant substantially similar to that set forth in Section 11.10 of the Titling Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of any Other Exchange Note to release all claims to the assets of the Titling Trust allocated to the Warehouse Facility Pool and each Other Reference Pool and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Titling Trust allocated to the Warehouse Facility Pool and each Other Reference Pool. Pursuant to Section 3.1(a) of the Intercreditor Agreement, on the date hereof, each party hereto shall enter into a Joinder Agreement to the Intercreditor Agreement as a new Interest Holder, and shall deliver an executed copy of such Joinder Agreement to each party to the Intercreditor Agreement.

SECTION 16.11 NO PETITION. With respect to each Bankruptcy Remote Party, each party hereto (and each holder and pledgee of the Closed-End Exchange Note, by virtue of its acceptance of such Closed-End Exchange Note or pledge thereof) agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Financing, (i) no party hereto shall authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

SECTION 16.12 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 10.3 of this Exchange Note Servicing Supplement; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 16.13 LIMITATION OF LIABILITY OF U.S. BANK. Notwithstanding anything contained herein to the contrary, this instrument has been signed by U.S. Bank not in its individual capacity but solely in its capacities as Administrative Agent and as Titling Trustee and in no event shall U.S. Bank in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Titling Trust hereunder, as to all of which recourse shall be had solely to the assets of the Titling Trust.

SECTION 16.14 INFORMATION REQUESTS. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuing Entity, the Depositor or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 16.15 REGULATION AB. The Servicer shall cooperate fully with the Depositor and the Issuing Entity to deliver to the Depositor and the Issuing Entity (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Depositor or the Issuing Entity to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Transaction Units, or the servicing of the Transaction Units, reasonably believed by the Depositor to be necessary in order to effect such compliance.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Note Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

AL Holding Corp., not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

S-1

World Omni Financial Corp., as Servicer

By:
Name:
Title:

S-2

VT, Inc., not in its individual capacity but solely as Titling Trustee

By:
Name:
Title:

S-3